Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

NRx Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.0001 per share (the “Common Stock”)	Rule 457(c)	11,102,676	(3)	$0.65	$7,216,739.40	0.0000927	$668.99
	Equity	Common Stock	Rule 457(c)	12,768,329	(4)	$0.65	$8,299,413.85	0.0000927	$769.36
	Equity	Common Stock	Rule 457(c)	49,000	(5)	$0.65	$31,850	0.0000927	$2.95
Fees Previously Paid(6)	Equity	Common Stock	—	7,824,727	(7)	—	—		—
	Equity	Common Stock	—	8,215,963	(7)	—	—		—
	Equity	Common Stock	—	2,935,818	(8)	—	—		—
	Equity	Common Stock	—	2,863,637	(8)	—	—		—
	Equity	Common Stock	—	8,757,258	(9)	—	—		—
	Equity	Common Stock	—	3,586,250	(9)	—	—		—
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—	—		—
	Total Offering Amounts						—		$1,441.30
	Total Fees Previously Paid						—		—
	Total Fee Offsets						—		—
	Net Fees Due						—		$1,441.30

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended, the shares of Common Stock offered hereby also include such presently indeterminate number of shares of the registrant’s Common Stock as a result of stock splits, stock dividends or similar transactions.

(2)	Estimated in accordance with Rule 457(c) solely for purposes of calculating the registration fee. The maximum price per security and the maximum aggregate offering price are based on the average of the high and low sale price of the Registrant's Common Stock as reported on the Nasdaq on June 7, 2022 ($0.65 per share).

(3)	Represents 11,102,676 shares of Common Stock held by Glytech, LLC, all of which are being registered for sale and beneficially owned by Daniel Javitt.

(4)	Represents (i) 11,299,997 shares of Common Stock held by the Jonathan Javitt Living Trust, (ii) 1,422,000 shares of Common Stock held by The Javitt 2012 Irrevocable Dynasty Trust, and (iii) 46,332 shares of Common Stock held by Jonathan Javitt, all of which are being registered for sale and beneficially owned by Jonathan Javitt.

(5)	Represents (i) 11,000 shares of Common Stock held by Wills Eye Hospital, (ii) 20,000 shares of Common Stock held by Princeton First Aid and Rescue Squad, and (iii) 18,000 shares of Common Stock held by North American Friends of Moed, Inc., all of which are being registered for sale.

(6)	The share amounts listed in this table reflect the number of shares originally registered by the registrant and do not reflect any subsequent sales or the deregistration of any shares. Accordingly, all registration fees have been previously paid.

(7)	Represents (i) 7,824,727 shares of Common Stock registered for sale by the selling securityholders and (ii) 8,215,963 shares of Common Stock issuable upon exercise of preferred investment options and placement agent preferred investment options on the registrant’s registration statement on Form S-1 (File No. 333-264201) that was declared effective by the Securities and Exchange Commission (“SEC”) on April 19, 2022.

(8)	Represents (1) 2,927,273 shares of Common Stock registered for sale by the selling securityholders, (ii) 8,545 shares of Common Stock registered for sale by the selling service providers, and (iii) 2,863,637 shares of Common Stock issuable upon exercise of preferred investment options and placement agent preferred investment options to purchase shares of Common Stock on the registrant’s registration statement on Form S-1 (File No. 333-259336) that was declared effective by SEC on September 15, 2021.

(9)	Represents (i) 8,757,258 shares of Common Stock registered for sale by the selling securityholders and (ii) 3,586,250 shares of Common Stock issuable upon exercise of warrants to purchase shares of Common Stock on the registrant’s registration statement on Form S-1, as amended (File No. 333-257438) that was declared effective by the SEC on July 9, 2021.